UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2019

United Financial Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Asylum Street, Hartford, Connecticut	06103
(Address of principal executive offices)	(Zip Code)

(860) 291-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	UBNK	NASDAQ Global Select Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 22, 2019, United Financial Bancorp, Inc., a Connecticut corporation (“United Financial”), held a special meeting of its shareholders (the “Special Meeting”) to consider and vote on the proposals identified in United Financial’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 6, 2019.

As of August 27, 2019, the record date for the Special Meeting (the “Record Date”), 50,884,882 shares of United Financial’s common stock, no par value (“Common Stock”), were outstanding and entitled to vote at the Special Meeting. A quorum of 39,494,316 shares of Common Stock, representing 77.62% of the total shares of Common Stock outstanding and entitled to vote, were represented in person or by proxy at the Special Meeting. The final voting results for each proposal are described below.

1. The proposal to approve (i) the Agreement and Plan of Merger, dated as of July 15, 2019 (the “Merger Agreement”), by and between United Financial and People’s United Financial, Inc., a Delaware corporation (“People’s United”), pursuant to which, among other things, the Company will merge with and into People’s United, with People’s United as the surviving corporation (the “Merger”) and (ii) the Merger (collectively, the “Merger Proposal”). Approval of the Merger Proposal required the affirmative vote of the holders of two-thirds (66 2/3%) of the outstanding shares of Common Stock as of the close of business on the Record Date and entitled to vote on the proposal. The Merger Proposal received the affirmative vote of approximately 72.81% of the shares of Common Stock entitled to vote on this proposal and, therefore, was approved.

For	Against	Abstain
37,048,736	2,323,934	121,646

2. The proposal to approve, on a non-binding, advisory basis, the compensation that certain executive officers of United Financial may receive that is based on or otherwise relates to the Merger (the “Compensation Proposal”). Approval of the Compensation Proposal required the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Special Meeting and entitled to vote on the proposal. The Compensation Proposal received the affirmative vote of approximately 60.81% of the shares of Common Stock represented at the Special Meeting and entitled to vote on this proposal and, therefore, was approved.

For	Against	Abstain
24,016,602	15,031,344	446,370

3. The proposal to approve one or more adjournments of the Special Meeting, if necessary, advisable or appropriate, to solicit additional proxies in favor of the Merger Proposal (the “Adjournment Proposal”). Approval of the Adjournment Proposal required the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Special Meeting and entitled to vote on the proposal. The Adjournment Proposal received the affirmative vote of approximately 87.86% of the shares of Common Stock represented at the Special Meeting and entitled to vote on this proposal and, therefore, was approved. Although the vote was taken, no motion to adjourn was made because the Merger Proposal had passed.

For	Against	Abstain
34,698,883	4,483,089	312,343

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2019	UNITED FINANCIAL BANCORP, INC.
Registrant

	By:	/s/ Eric R. Newell
Eric R. Newell
Executive Vice President, Chief Financial
Officer and Treasurer